Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of our report dated March 29, 2021, relating to the financial statements FS Development Corp. appearing in the entity’s Annual Report on Form 10-K for the period from June 25, 2020 (inception) through December 31, 2020.

/s/ WithumSmith+Brown, PC

New York, New York
April 12, 2021